                                                                    EXHIBIT 4.10



                            AGREEMENT AND AMENDMENT

          AGREEMENT AND AMENDMENT, dated as of September 26, 1994, among COLUMBIA/HCA HEALTHCARE CORPORATION, a Delaware corporation formerly known as Columbia Healthcare Corporation (the "Company"), the several banks and other
                                      -------
financial institutions from time to time parties hereto (the "Banks"), BANK OF
                                                              -----
AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, THE BANK OF NOVA SCOTIA, THE CHASE MANHATTAN BANK, N.A., CITIBANK, N.A., DEUTSCHE BANK AG, THE FIRST NATIONAL BANK OF CHICAGO, THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, NATIONSBANK OF NORTH CAROLINA, N.A., PNC BANK, KENTUCKY, INC., TORONTO DOMINION (TEXAS), INC. AND WACHOVIA BANK OF GEORGIA, N.A., as Co-Agents (collectively, the "Co-Agents"), and CHEMICAL BANK,
                                                ---------
a New York banking corporation, as agent for the Banks hereunder (in such capacity, the "Agent") and as CAF Loan agent (in such capacity, the "CAF Loan
               -----                                                 --------
Agent").
-----


                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, the Company, the Co-Agents, the Agent, the CAF Loan Agent and certain banks and other financial institutions (the "Original Banks") are
                                                     --------------
parties to the Credit Agreement, dated as of February 10, 1994 (as amended, supplemented or otherwise modified to the date hereof, the "Original Credit
                                                            ---------------
Agreement"), pursuant to which the Original Banks committed to make loans to the
---------
Company for a period of four years;

          WHEREAS, effective as of the Closing Date (as defined below), the Company intends to terminate the Commitments (as defined in the Original Credit Agreement) of the Original Banks under the Original Credit Agreement pursuant to subsection 2.4(a) thereof;

          WHEREAS, the Company has requested that the Co-Agents, the Agent, the CAF Loan Agent and the Banks enter into a new agreement adopting and incorporating by reference all of the terms and provisions of the Original Credit Agreement with certain amendments and modifications thereto; and

          WHEREAS, the Co-Agents, the Agent, the CAF Loan Agent and the Banks are willing to so enter into a new agreement, but only upon the terms and subject to the conditions set forth below;

          NOW THEREFORE, in consideration of the promises and mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

          SECTION 1.  Adoption and Incorporation of Original Credit Agreement.
                      -------------------------------------------------------
Subject to the amendments and modifications set forth in Sections 3 through 12 of this Agreement, all of the terms and provisions of the Original Credit Agreement are hereby adopted and incorporated by reference into this Agreement, with the same force and effect as if fully set forth herein. This Agreement shall not constitute an amendment or waiver of any provision of the Original Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Company that would require an amendment, waiver or consent of the Agent or the Banks except as expressly stated herein. Except as expressly amended hereby, the provisions of the Original Credit Agreement as adopted and incorporated by reference into this Agreement are and shall remain in full force and effect.

          SECTION 2.  Definitions.  As used in this Agreement, terms defined
                      -----------
herein are used as so defined and, unless otherwise defined herein, terms defined in the Original Credit Agreement are used herein as therein defined.

          SECTION 3.  Defined Terms.  For purposes of this Agreement, subsection
                      -------------
1.1 of the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended as follows:

          (a) by deleting the defined terms "Agreement", "Closing Date", "Significant Subsidiary" and "Termination Date" in their entirety and substituting in lieu thereof the following:

          "'Agreement':  this Credit Agreement as adopted and incorporated by
            ---------
     reference into the Agreement and Amendment, as amended by the Agreement and Amendment and as further amended, supplemented or otherwise modified from time to time.";

          "'Closing Date':  the date on which all of the conditions precedent
            ------------
     for the Closing Date set forth in Section 13 of the Agreement and Amendment shall have been fulfilled; provided, however, that for purposes of Section
                                --------  -------
     4 of the Original Credit Agreement, the term "Closing Date" shall mean the Original Closing Date.";

          "'Significant Subsidiary':  means, at any particular time, any
            ----------------------
     Subsidiary of the Company having total assets of $15,000,000 or more at that time."; and

          "'Termination Date':  the date one day before the fifth anniversary of
            ----------------
     the Closing Date (or, if such date is not a Business Day, the next succeeding Business Day), or such other Business Day to which the Termination Date may be changed pursuant to subsection 2.4 of the Original Credit Agreement as adopted and incorporated by reference into the Agreement and Amendment).".

          (b) by inserting in said subsection 1.1 of the Original Credit Agreement in the appropriate alphabetical order the following defined terms:

          "'Agreement and Amendment': the Agreement and Amendment, dated as of
            -----------------------
     September 26, 1994, among the Company, the Banks, Bank of America National Trust & Savings Association, The Bank of Nova Scotia, The Chase Manhattan Bank, N.A., Citibank, N.A., Deutsche Bank AG, The First National Bank of Chicago, The Industrial Bank of Japan, Limited, New York Branch, Morgan Guaranty Trust Company of New York, Nationsbank of North Carolina, N.A., PNC Bank, Kentucky, Inc. Toronto Dominion (Texas), Inc. and Wachovia Bank of Georgia, N.A., as Co-Agents, the Agent and the CAF Loan Agent.";

          "'Banks': the several banks and other financial institutions (which
            -----
     may include certain Original Banks) from time to time parties to the Agreement and Amendment.";

          "'Original Banks': as defined in the recitals to the Agreement and Amendment.";

          "'Original Closing Date': February 10, 1994."; and
            ---------------------

          "'Original Credit Agreement': as defined in the recitals to the Agreement and Amendment.".

          SECTION 4. Facility Fee. For purposes of this Agreement, subsection
                     ------------
2.3(a) of the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by deleting the table contained therein and substituting in lieu thereof the following:

          "Type of Period                  Facility Fee
           --------------                  ------------
           Level I Period                     .1000%
           Level II Period                    .1200%
           Level III Period                   .1500%
           Level IV Period                    .2000%
           Level V Period                     .3500%.".

          SECTION 5. Extension of Commitments. For purposes of this Agreement,
                     ------------------------
subsection 2.4(b) of the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by deleting the word "sixth" in the ninth line thereof and substituting in lieu thereof the word "seventh".

          SECTION 6. Financial Information. For purposes of this Agreement,
                     ---------------------
subsection 3.3 of the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

          "3.3  Financial Information.  The Company has furnished to the Agent
                ---------------------
     and each Bank copies of the following:

          (a) the Annual Report of the Company for the fiscal year ended December 31, 1993, containing the consolidated balance sheet of the Company and its Subsidiaries as at said date and the related consolidated statements of income, common stockholders' equity and changes in financial position for the fiscal year then ended, accompanied by the opinion of Coopers & Lybrand;

          (b) the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1993; and

          (c) quarterly financial statements of the Company, including balance sheets, for the fiscal periods ended March 31, 1994 and June 30, 1994.

     Such financial statements (including any notes thereto) have been prepared in accordance with GAAP and fairly present the financial conditions of the corporations covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject to normal year-end adjustments in the case of interim statements. As of the date hereof, neither the Company nor any of its Subsidiaries has any known contingent liabilities of any significant amount which are not referred to in said financial statements or in the notes thereto which could reasonably be expected to have a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Subsidiaries, on a consolidated basis.".

          SECTION 7.  Changes in Condition.  For purposes of this Agreement,
                      --------------------
subsection 3.4 of the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

          "3.4  Changes in Condition.  Since December 31, 1993 there has been no
                --------------------
     material adverse change in the business or assets or in the condition, financial or otherwise, of the Company and its Subsidiaries, on a consolidated basis.".

          SECTION 8.  Litigation.  For purposes of this Agreement, subsection
                      ----------
3.6 of the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

          "3.6  Litigation.  Except as disclosed in the Company's Annual Report
                ----------
     on Form 10-K for its fiscal year ended December 31, 1993 and its Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 1994 and June 30, 1994, in each case as filed with the Securities and Exchange

     Commission and previously distributed to the Banks, there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or to the knowledge of the Company threatened which, after giving effect to any applicable insurance, may involve any material risk of a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis or which seeks to enjoin the consummation of any of the transactions contemplated by this Agreement or any other Loan Document and involves any material risk that any such injunction will be issued, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against the Company or any Subsidiary which has, or may involve, a material risk of a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis. The Company does not believe that the final resolution of the matters disclosed in its Annual Report on Form 10-K for its fiscal year ended December 31, 1993 and its Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 1994 and June 30, 1994, in each case as filed with the Securities and Exchange Commission and previously distributed to the Banks, will have a material adverse effect on the business or assets or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.".

          SECTION 9.  Company Officers' Certificate.  For purposes of this
                      -------------------------------
Agreement, subsection 4.3 of the Original Credit Agreement, as adopted and incorporated by reference into this Agreement is hereby amended by deleting the eighth through twelfth lines thereof in their entirety and substituting in lieu thereof the following:

          "to the Loan to be made; between December 31, 1993 and such Borrowing Date, neither the business nor assets, nor the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis shall have been adversely affected in any".

          SECTION 10. Events of Default.  For purposes of this Agreement,
                      -----------------
subsection 6.1(f) of the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by inserting the word "Significant" immediately before the word "Subsidiary" in the first line thereof.

         SECTION 11.  Commitment Amounts and Percentages; Lending Offices;
                      ----------------------------------------------------
Addresses for Notice.  For purposes of this Agreement, Schedule I to the
--------------------
Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by deleting such Schedule in its entirety and substituting in lieu thereof Schedule I to this Agreement.

          SECTION 12.  Applicable Margins.  For purposes of this Agreement,
                       ------------------
Schedule V to the Original Credit Agreement as adopted and incorporated by reference into this Agreement is hereby amended by deleting such Schedule in its entirety and substituting in lieu thereof Schedule II to this Agreement.

          SECTION 13.  Conditions Precedent.  The obligations of each Bank to
                       --------------------
make the Loans contemplated by subsections 2.1 and 2.2 of the Original Credit Agreement as adopted and incorporated by reference into this Agreement shall be subject to the compliance by the Company with its agreements herein contained (including its agreements contained in the Original Credit Agreement as adopted and incorporated by reference into this Agreement) and to the satisfaction on or before the Closing Date of the following further conditions:

          (a)  Loan Documents.  The Agent shall have received (i) this
               --------------
Agreement, executed and delivered by a duly authorized officer of the Company, with a counterpart for each Bank, and (ii) for the account of each Bank, a Revolving Credit Note and a Grid CAF Loan Note conforming to the requirements hereof and executed by a duly authorized officer of the Company.

          (b)  Legal Opinions.  On the Closing Date as the Agent shall request,
               --------------
each Bank shall have received from any general, associate, or assistant general counsel to the Company, such opinions as the Agent shall have reasonably requested with respect to the transactions contemplated by this Agreement.

          (c)  Company Officers' Certificate.  The representations and
               -----------------------------
warranties contained in Section 3 of the Original Credit Agreement as adopted and incorporated by reference into, and as amended by, this Agreement shall be true and correct on the Closing Date with the same force and effect as though made on and as of such date; on and as of the Closing Date and after giving effect to this Agreement, no Default shall have occurred (except a Default which shall have been waived in writing or which shall have been cured) and no Default shall exist after giving effect to the Loan to be made; and the Agent shall have received a certificate containing a representation to these effects dated the Closing Date and signed by a Responsible Officer.

          SECTION 14.  Expenses.  The Company agrees to pay or reimburse the
                       --------
Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

           SECTION 15.  GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE
                        -------------
RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

           SECTION 16.  Counterparts. This Agreement may be executed by one or
                        ------------
more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   COLUMBIA/HCA HEALTHCARE CORPORATION

                                   By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                   CHEMICAL BANK, as Agent, as CAF
                                   Loan Agent and as a Bank

                                   By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                   BANK OF AMERICA NATIONAL TRUST & SAVINGS
                                   ASSOCIATION, as a Co-Agent and as a Bank

                                   By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                   THE BANK OF NOVA SCOTIA, as a Co-Agent
                                   and as a Bank

                                   By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                   THE CHASE MANHATTAN BANK, N.A., as a
                                   Co-Agent and as a Bank

                                   By:
                                       ----------------------------------
                                       Name:
                                       Title:

                                                                      SCHEDULE I
                                                                      ----------

                      Commitment Amounts and Percentages;
                     Lending Offices; Addresses for Notice
                     -------------------------------------

     A.  Commitment Amounts and Percentages.

                                            COMMITMENT                COMMITMENT
NAME OF BANK                                  AMOUNT                  PERCENTAGE
------------                                ----------                ----------
CHEMICAL BANK                               $72,000,000.00              4.80%

BANK OF AMERICA NATIONAL
TRUST & SAVINGS ASSOCIATION                 $60,000,000.00              4.00%

THE BANK OF NOVA SCOTIA                     $60,000,000.00              4.00%

THE CHASE MANHATTAN BANK, N.A.              $60,000,000.00              4.00%

CITIBANK, N.A.                              $60,000,000.00              4.00%

DEUTSCHE BANK AG, NEW YORK
AND/OR CAYMAN ISLANDS BRANCHES              $60,000,000.00              4.00%

THE FIRST NATIONAL BANK OF CHICAGO          $60,000,000.00              4.00%

THE INDUSTRIAL BANK OF JAPAN,
LIMITED, NEW YORK BRANCH                    $60,000,000.00              4.00%

MORGAN GUARANTY TRUST COMPANY
OF NEW YORK                                 $60,000,000.00              4.00%

NATIONSBANK OF NORTH CAROLINA, N.A.         $60,000,000.00              4.00%

PNC BANK, KENTUCKY, INC.                    $60,000,000.00              4.00%

TORONTO DOMINION (TEXAS), INC.              $60,000,000.00              4.00%

WACHOVIA BANK OF GEORGIA, N.A.              $60,000,000.00              4.00%

CREDIT LYONNAIS CAYMAN
ISLAND BRANCH                               $40,000,000.00              2.67%

FIRST INTERSTATE BANK
OF CALIFORNIA                               $40,000,000.00              2.67%

THE FUJI BANK, LIMITED                      $40,000,000.00              2.67%

SHAWMUT BANK-CONNECTICUT, N.A.              $40,000,000.00              2.67%

NATIONAL CITY BANK                          $40,000,000.00              2.67%

THIRD NATIONAL BANK
IN NASHVILLE                                $40,000,000.00              2.67%

THE SANWA BANK, LIMITED,
ATLANTA AGENCY                              $33,333,333.33              2.22%

THE SAKURA BANK, LTD.
NEW YORK BRANCH                             $30,000,000.00              2.00%

ABN AMRO BANK N.V.                          $26,666,666.67              1.78%

FIRST UNION NATIONAL BANK
OF NORTH CAROLINA                           $26,666,666.67              1.78%



THE LONG-TERM CREDIT
BANK OF JAPAN                               $26,666,666,67              1.78%

MELLON BANK, N.A.                           $26,666,666.67              1.78%

THE MITSUBISHI BANK, LTD.                   $26,666,666.67              1.78%

COOPERATIEVE CENTRALE
RAIFEISEN-BOERENLEENBANK B.A.,
"RABOBANK NEDERLAND",
NEW YORK BRANCH                             $26,666,666.67              1.78%

ROYAL BANK OF CANADA                        $26,666,666.67              1.78%

THE SUMITOMO BANK, LIMITED,
NEW YORK BRANCH                             $26,666,666.67              1.78%

SWISS BANK CORPORATION                      $26,666,666.67              1.78%

THE TOKAI BANK, LIMITED,
NEW YORK BRANCH                             $26,666,666.67              1.78%

NED BANK, N.A.                              $13,333,333.33              0.89%

THE BANK OF TOKYO
TRUST COMPANY                               $13,333,333.33              0.89%

THE MITSUBISHI TRUST
AND BANKING CORPORATION                     $13,333,333.33              0.89%

ARAB BANK PLC, GRAND
CAYMAN BRANCH                               $11,333,333.33              0.76%

BARNETT BANK OF TAMPA                       $11,333,333.33              0.76%

THE BOATMEN'S NATIONAL BANK
OF ST. LOUIS                                $11,333,333.33              0.76%

THE DAIWA BANK, LTD.                        $11,333,333.33              0.76%

FIRST AMERICAN NATIONAL BANK                $11,333,333.33              0.76%

THE NORTHERN TRUST COMPANY                  $11,333,333.33              0.76%

UNITED STATES NATIONAL
BANK OF OREGON                              $11,333,333.33              0.76%

LIBERTY NATIONAL BANK AND TRUST
COMPANY OF KENTUCKY                         $ 9,333,333.33              0.62%

BANK ONE, TEXAS, NA                         $ 9,333,333.33              0.62%
                                            --------------           --------

  TOTAL                                  $1,500,000,000.00            100.00%
                                         -----------------           --------